Exhibit 99.2

T-Mobile Agrees to Sell $2.8 Billion of Senior Notes

October 6, 2025

BELLEVUE, Wash.—(BUSINESS WIRE)—T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile”) announced today that T-Mobile USA, Inc., its direct wholly-owned subsidiary (“T-Mobile USA” or the “Issuer”), has agreed to sell $800,000,000 aggregate principal amount of its 4.625% Senior Notes due 2033 (the “2033 Notes”), $1,000,000,000 aggregate principal amount of its 4.950% Senior Notes due 2035 (the “2035 Notes”) and $1,000,000,000 aggregate principal amount of its 5.700% Senior Notes due 2056 (the “2056 Notes,” and collectively with the 2033 Notes and the 2035 Notes, the “notes”) in a registered public offering.

The offering of the notes is scheduled to close on October 9, 2025, subject to satisfaction of customary closing conditions. T-Mobile USA intends to use the net proceeds from the offering for refinancing existing indebtedness on an ongoing basis, or other general corporate purposes.

Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Santander US Capital Markets LLC, SMBC Nikko Securities America, Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and U.S. Bancorp Investments, Inc. are the joint book-running managers for the offering of the notes. ING Financial Markets LLC, NatWest Markets Securities Inc., PNC Capital Markets LLC and Scotia Capital (USA) Inc. are acting as co-managers.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering of notes to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of notes. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the notes offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at: +1 (888) 603-5847 or by email at Barclaysprospectus@broadridge.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at +1 (800) 831-9146 or by email at prospectus@citi.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at +1 (866) 471-2526 or by e-mail at prospectus-ny@ny.email.gs.com; or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, by telephone (toll-free) at 1-800-645-3751 or by email at wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, the related guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on T-Mobile management’s current expectations. Such statements include, without limitation, statements about the expected closing of the offering of the notes and statements regarding the intended use of proceeds from the offering of the notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect T-Mobile and its results is included in T-Mobile’s filings with the SEC, which are available at http://www.sec.gov.

Contacts

T-Mobile US Media Relations
MediaRelations@T-Mobile.com
or
Investor Relations
investor.relations@t-mobile.com